Exhibit 4.2

[Face of Note]

1CUSIP No.:

ISIN No.:

8.625% SENIOR SECURED NOTES DUE 2027

No.	$

SABRE GLBL INC.

promises to pay to                      or registered assigns,

the principal sum of                                                                                                                                                     DOLLARS on June 1, 2027

Interest Payment Dates: March 1 and September 1

Record Dates: February 15 and August 15

Dated:

SABRE GLBL INC.

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

COMPUTERSHARE TRUST COMPANY, N.A. as Trustee

By:

Authorized Signatory

1	144A Note: CUSIP No.: 78573N AJ1; ISIN No.: US78573NAJ19

Reg S Note: CUSIP No.: U86043 AG8; ISIN No: USU86043AG86

[BACK OF NOTE]

8.625% SENIOR SECURED NOTES DUE 2027

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Sabre GLBL Inc., a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 8.625% per annum from September 7, 2023 until maturity. The Company will pay interest, if any, semi-annually in arrears on March 1 and September 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be March 1, 2024. If any interest payment date falls on a day that is not a Business Day, the required payment will be madeon the succeeding Business Day and no interest on such payment will accrue in respect of the delay. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on February 15 and August 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

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(3) PAYING AGENT AND REGISTRAR. Initially, Computershare Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4) INDENTURE AND SECURITY DOCUMENTS. The Company issued the Notes under an Indenture dated as of September 7, 2023 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Notes are secured by a lien equally and ratably with all indebtedness owing under the Senior Credit Facilities and the Secured Notes pursuant to the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

At any time prior to March 1, 2025, the Company may redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest, if any, on the Notes redeemed, tothe redemption date (the “Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

At any time, in connection with any tender offer or other offer to purchase any series of Notes (including pursuant to a Change of Control Offer or Asset Sale Offer), if not less than 90% in aggregate principal amount of the outstanding Notes of such series validly tender and do not withdraw such Notes in such offer, all of the holders of such series of Notes will be deemed to have consented to such tender or other offer and accordingly, the Company or any third party purchasing or acquiring the Notes in lieu of the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase, to redeem all Notes of such series that remain outstanding following such purchase at a price equal to the price paid to holders in such purchase, plus accrued and unpaid interest, if any, on such Notes to (but not including) the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date).

At any time and from time to time on or prior to March 1, 2025, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Subsequent Equity Offerings (1) by the Company or (2) by any direct or indirect parent of the Company to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from it, at a redemption price (expressed as a percentage of principal amount thereof)

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of 108.625%, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that (1) at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; and that such redemption shall occur within 180 days after the date on which any such Subsequent Equity Offering is consummated upon not less than ten nor more than 60 days’ notice mailed by first-class mail to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Except pursuant to the three precedent paragraphs, the Notes will not be redeemable at the Company’s option prior to March 1, 2025.

On and after March 1, 2025, the Company may, at its option, on one or more occasions, redeem all or a portion of the Notes at redemption prices (expressed as percentages of the aggregate principal amount thereof) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the Redemption Date, if redeemed during the 12-month period beginning on March 1 of the years indicated below:

Year	Percentage
2025	104.313%
2026	102.156%
2027 and thereafter	100.000%

Any redemptions pursuant to this clause (5) shall be made pursuant to the provisions ofthe Indenture.

Notice of any redemption (including with net cash proceeds of a Subsequent Equity Offering) may, at the Company’s discretion, be subject to one or more conditions precedent, including, without limitation, the consummation of an incurrence or issuance of debt or equity or a Change of Control. If any Notes are listed on an exchange, and the rules of such exchange so require, the Company will notify the exchange of any such notice of redemption. In addition, the Company will notify the exchange of the principal amount of any Notes outstanding following any partial redemption of Notes.

(6) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) Upon the occurrence of a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid

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interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within ten Business Days of each date on whichthe aggregate amount of Excess Proceeds exceeds $100,000,000, the Company will make an Asset Sale Offer to all Holders of Notes and if required by the terms of any Indebtedness that is pari passu in right of payment with the Notes, to holders of such Pari Passu Indebtedness, to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness that is in an amount equal to at least $2,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Company shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8) NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed orpurchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

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(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of Notes, the Indenture, the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes and Guarantees by a successor to the Company or such Guarantor pursuant to the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially and adversely affect the legal rights under the Indenture of any Holder, to conform the text of the Indenture, the Notes, or the Guarantees or the Security Documents to any provision of the “Description of Notes” section of the Company’s Offering Circular dated November 21, 2022, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, or the Guarantees or the Security Documents, which intent may be evidenced by an Officer’s Certificate to that effect, to enter into additional or supplemental Security Documents, to release Collateral in accordance with the terms of this Indenture and the Security Documents, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes.

(12) DEFAULTS AND REMEDIES. Events of Default include: (i) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium on, if any, the Notes, (ii) default for 30 days in the payment when due of interest, if any, on, the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries for 60 days after receipt of notice to the Company by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of its obligations, covenants or agreements in the Indenture or the Security Documents; (iv) default under certain other agreements relating to Indebtedness of

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Holdings, the Company or any of the Company’s Restricted Subsidiaries which default is a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity, the principal amount of such Indebtedness aggregating in excess of $65,000,000; (v) failure by Holdings, the Company or any of the Company’s Restricted Subsidiaries to pay certain final judgments aggregating in excess of $65,000,000, which judgments are not paid, discharged or stayed, for a period of 60 days; (vi) any Guarantee of Holdings or any Significant Subsidiary ceases to be in full force and effect or to be declared null and void or the repudiation in writing by any responsible officer of Holdings or any Subsidiary Guarantor that is a Significant Subsidiary; (vii) with respect to any Collateral constituting more than $80,000,000 individually or in the aggregate, any Security Document ceases to be in full force and effect, or the repudiation in writing by Holdings, the Company or any of its Restricted Subsidiaries of any of its material obligations under the Security Documents; and (viii) certain events of bankruptcy or insolvency with respect to Holdings, the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. In the case of an Event of Default arising from certain events of bankruptcyor insolvency with respect to Holdings, the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders ofat least 30% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders of Notes, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within five Business Days of becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

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(14) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor or any of their direct or indirect parent companies (other than the Companyand any Guarantor), as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18) GOVERNING LAW. THE INDENTURE, THIS NOTE AND THE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(19) ORIGINAL ISSUE DISCOUNT. This Note was issued with “original issue discount” as defined in section 1273 of the Internal Revenue Code of 1986, as amended. Holders may obtain information regarding the amount of original issue discount, the issue price, the issue date and the yield to maturity by contacting Brian Evans at (682) 213-4908.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Sabre GLBL Inc.

3150 Sabre Drive,

Southlake, TX 76092

Attention: Chief Legal Officer

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐  SECTION 4.10                    ☐  SECTION 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

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[Face of Regulation S Temporary Global Note]

CUSIP No.:

ISIN No:

8.625% Senior Secured Notes due 2027

No.	$

Sabre GLBL Inc.

promises to pay to                      or registered assigns,

the principal sum of                                                                                                                                                     DOLLARS on June 1, 2027.

Interest Payment Dates: March 1 and September 1

Record Dates: February 15 and August 15

Dated:

SABRE GLBL INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

COMPUTERSHARE TRUST COMPANY, N.A. as Trustee

By:
Authorized Signatory

[Back of Regulation S Temporary Global Note]

8.625% Senior Secured Notes due 2027

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF, U.S. PERSONS, EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A)

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IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES FOR THE BENEFIT OF SABRE GLBL (THE “COMPANY”) THAT PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, IT WILL NOT OFFER, SELL PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO SABRE CORPORATION, SABRE HOLDINGS CORPORATION, SABRE GLBL INC. OR ANY WHOLLY-OWNED SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) IN THE UNITED STATES, SO LONG AS THE NEW NOTES REMAIN ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE OTHER QUALIFIED INSTITUTIONAL BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND TO WHOM NOTICE IS GIVEN THAT SUCH RESALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

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(1) INTEREST. Sabre GLBL Inc., a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 8.625% per annum from September 7, 2023 until maturity. The Company will pay interest, if any, semi-annually in arrears on March 1 and September 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be March 1, 2024. If any interest payment date falls on a day that is not a Business Day, the required payment will be madeon the succeeding Business Day and no interest on such payment will accrue in respect of the delay. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on February 15 and August 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, Computershare Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4) INDENTURE AND SECURITY DOCUMENTS. The Company issued the Notes under an Indenture dated as of September 7, 2023 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern

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and be controlling. The Notes are secured obligations of the Company. The Notes are secured by a lien equally and ratably with all indebtedness owing under the Senior Credit Facilities and the Secured Notes pursuant to the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

At any time prior to March 1, 2025, the Company may redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest, if any, on the Notes redeemed, tothe redemption date (the “Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

At any time, in connection with any tender offer or other offer to purchase any series of Notes (including pursuant to a Change of Control Offer or Asset Sale Offer), if not less than 90% in aggregate principal amount of the outstanding Notes of such series validly tender and do not withdraw such Notes in such offer, all of the holders of such series of Notes will be deemed to have consented to such tender or other offer and accordingly, the Company or any third party purchasing or acquiring the Notes in lieu of the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase, to redeem all Notes of such series that remain outstanding following such purchase at a price equal to the price paid to holders in such purchase, plus accrued and unpaid interest, if any, on such Notes to (but not including) the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date).

At any time and from time to time on or prior to March 1, 2025, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Subsequent Equity Offerings (1) by the Company or (2) by any direct or indirect parent of the Company to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from it, at a redemption price (expressed as a percentage of principal amount thereof) of 108.625%, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that (1) at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; and that such redemption shall occur within 180 days after the date on which any such Subsequent Equity Offering is consummated upon not less than ten nor more than 60 days’ notice mailed by first-class mail to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Except pursuant to the three precedent paragraphs, the Notes will not be redeemable at the Company’s option prior to March 1, 2025.

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On and after March 1, 2025, the Company may, at its option, on one or more occasions, redeem all or a portion of the Notes at redemption prices (expressed as percentages of the aggregate principal amount thereof) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the Redemption Date, if redeemed during the 12-month period beginning on March 1 of the years indicated below:

Year	Percentage
2025	104.313%
2026	102.156%
2027 and thereafter	100.000%

Any redemptions pursuant to this clause (5) shall be made pursuant to the provisions ofthe Indenture.

Notice of any redemption (including with net cash proceeds of a Subsequent Equity Offering) may, at the Company’s discretion, be subject to one or more conditions precedent, including, without limitation, the consummation of an incurrence or issuance of debt or equity or a Change of Control. If any Notes are listed on an exchange, and the rules of such exchange so require, the Company will notify the exchange of any such notice of redemption. In addition, the Company will notify the exchange of the principal amount of any Notes outstanding following any partial redemption of Notes.

(6) MANDATORY REDEMPTION. The Company is not required tomake mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) Upon the occurrence of a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within ten Business Days of each date on whichthe aggregate amount of Excess Proceeds exceeds $100,000,000, the Company will make an Asset Sale Offer to all Holders of Notes and if required by the terms of any Indebtedness that is pari passu in right of payment with the Notes, to holders of such Pari Passu Indebtedness, to purchase the maximum principal amount of

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Notes and such Pari Passu Indebtedness that is in an amount equal to at least $2,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Company shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8) NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed orpurchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note

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(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of Notes, the Indenture, the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes and Guarantees by a successor to the Company or such Guarantor pursuant to the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially and adversely affect the legal rights under the Indenture of any Holder, to conform the text of the Indenture, the Notes, or the Guarantees or the Security Documents to any provision of the “Description of Notes” section of the Company’s Offering Circular dated November 21, 2022, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, or the Guarantees or the Security Documents, which intent may be evidenced by an Officer’s Certificate to that effect, to enter into additional or supplemental Security Documents, to release Collateral in accordance with the terms of this Indenture and the Security Documents, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes.

(12) DEFAULTS AND REMEDIES. Events of Default include: (i) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium on, if any, the Notes, (ii) default for 30 days in the payment when due of interest, if any, on, the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries for 60 days after receipt of notice to the Company by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of its obligations, covenants or agreements in the Indenture or the Security Documents; (iv) default under certain other agreements relating to Indebtedness of Holdings, the Company or any of the Company’s Restricted Subsidiaries which default is a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity, the principal amount of such Indebtedness aggregating in excess of $65,000,000; (v) failure by Holdings, the Company or any of the Company’s Restricted Subsidiaries to

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pay certain final judgments aggregating in excess of $65,000,000, which judgments are not paid, discharged or stayed, for a period of 60 days; (vi) any Guarantee of Holdings or any Significant Subsidiary ceases to be in full force and effect or to be declared null and void or the repudiation in writing by any responsible officer of Holdings or any Subsidiary Guarantor that is a Significant Subsidiary; (vii) with respect to any Collateral constituting more than $80,000,000 individually or in the aggregate, any Security Document ceases to be in full force and effect, or the repudiation in writing by Holdings, the Company or any of its Restricted Subsidiaries of any of its material obligations under the Security Documents; and (viii) certain events of bankruptcy or insolvency with respect to Holdings, the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Holdings, the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders ofat least 30% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders of Notes, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within five Business Days of becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor or any of their direct or indirect parent companies (other than the Companyand any Guarantor), as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

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(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18) GOVERNING LAW. THE INDENTURE, THIS NOTE AND THE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(19) ORIGINAL ISSUE DISCOUNT. This Note was issued with “original issue discount” as defined in section 1273 of the Internal Revenue Code of 1986, as amended. Holders may obtain information regarding the amount of original issue discount, the issue price, the issue date and the yield to maturity by contacting Brian Evans at (682) 213-4908.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Sabre GLBL Inc.

3150 Sabre Drive,

Southlake, TX 76092

Attention: Chief Legal Officer

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐  SECTION 4.10                    ☐  SECTION 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note or exchange of a part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

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